EX-99.B(e)

SCHEDULE I

DISTRIBUTION AGREEMENT

WELLS FARGO FUNDS TRUST

LARGE CAP FUNDS

1.	C&B Tax-Managed Value Fund
2.	Capital Growth Fund
3.	Dividend Income Fund
4.	Endeavor Large Cap Fund
5.	Endeavor Select Fund
6.	Equity Index Fund
7.	Growth and Income Fund
8.	Growth Fund
9.	Large Cap Growth Fund
10.	Large Company Core Fund
11.	U.S. Value Fund

SMALL & MID CAP FUNDS

12.	C&B Mid Cap Value Fund
13.	Common Stock Fund
14.	Discovery Fund
15.	Enterprise Fund
16.	Mid Cap Disciplined Fund
17.	Mid Cap Growth Fund
18.	Opportunity Fund
19.	Small Cap Disciplined Fund
20.	Small Cap Growth Fund
21.	Small Cap Opportunities Fund
22.	Small Cap Value Fund
23.	Small/Mid Cap Value Fund

INTERNATIONAL EQUITY FUNDS

24.	Asia Pacific Fund
25.	Emerging Markets Focus Fund
26.	Institutional Emerging Markets Fund
27.	International Core Fund
28.	International Equity Fund
29.	International Value Fund
30.	Overseas Fund

SECTOR FUNDS

31.	Specialized Financial Services Fund
32.	Specialized Health Sciences
33.	Specialized Technology Fund

ALLOCATION FUNDS

34.	Aggressive Allocation Fund
35.	Asset Allocation Fund
36.	Balanced Fund
37.	Conservative Allocation Fund
38.	Growth Balanced Fund
39.	Moderate Balanced Fund

OUTLOOK FUNDS

40.	Outlook Today Fund
41.	Outlook 2010 Fund
42.	Outlook 2020 Fund
43.	Outlook 2030 Fund
44.	Outlook 2040 Fund

LIFE STAGE PORTFOLIOS

45.	Aggressive Portfolio
46.	Conservative Portfolio
47.	Moderate Portfolio

WEALTHBUILDER PORTFOLIOS

48.	Conservative Allocation Portfolio
49.	Equity Portfolio
50.	Growth Allocation Portfolio
51.	Growth Balanced Portfolio
52.	Moderate Balanced Portfolio
53.	Tactical Equity Portfolio

EQUITY GATEWAY FUNDS

54.	C&B Large Cap Value Fund
55.	Diversified Equity Fund
56.	Diversified Small Cap Fund
57.	Equity Income Fund
58.	Equity Value Fund
59.	Growth Equity Fund
60.	Index Fund
61.	Large Cap Appreciation Fund
62.	Large Company Growth Fund
63.	Small Company Growth Fund
64.	Small Company Value Fund

TAXABLE INCOME FUND

65.	Corporate Bond Fund
66.	Diversified Bond Fund
67.	Government Securities Fund
68.	High Income Fund
69.	High Yield Bond Fund
70.	Income Plus Fund
71.	Inflation-Protected Bond Fund
72.	Intermediate Government Income Fund
73.	Short Duration Government Bond Fund
74.	Short-Term Bond Fund
75.	Short-Term High Yield Bond Fund
76.	Stable Income Fund
77.	Strategic Income Fund
78.	Total Return Bond Fund
79.	Ultra Short Duration Bond Fund
80.	Ultra Short-Term Income Fund

TAX-FREE INCOME FUND

81.	California Limited-Term Tax-Free Fund
82.	California Tax-Free Fund
83.	Colorado Tax-Free Fund
84.	Intermediate Tax-Free Fund
85.	Minnesota Tax-Free Fund
86.	Municipal Bond Fund
87.	National Limited-Term Tax-Free Fund
88.	National Tax-Free Fund
89.	Nebraska Tax-Free Fund
90.	Short-Term Municipal Bond Fund
91.	Ultra Short-Term Municipal Income Fund
92.	Wisconsin Tax-Free Fund

MONEY MARKET FUNDS

93.	100% Treasury Money Market Fund
94.	California Tax-Free Money Market Fund
95.	California Tax-Free Money Market Trust

96.	Cash Investment Money Market Fund
97.	Government Money Market Fund
98.	Heritage Money Market Fund
99.	Liquidity Reserve Money Market Fund
100.	Minnesota Money Market Fund
101.	Money Market Fund
102.	Money Market Trust
103.	Municipal Money Market Fund
104.	National Tax-Free Money Market Fund
105.	National Tax-Free Money Market Trust
106.	Overland Express Sweep Fund
107.	Prime Investment Money Market Fund
108.	Treasury Plus Money Market Fund

Most recent annual approval by the Board of Trustees: April 8, 2005

Schedule I amended: October 1, 2005

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